UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2019 (July 1, 2019)

FC Global Realty Incorporated
(Exact name of registrant as specified in its charter)

Nevada	000-11635	59-2058100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15150 North Hayden Road, Suite 235, Scottsdale, AZ	85260
(Address of principal executive offices)	(Zip Code)

480-530-3495
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Securities registered pursuant to Section 12(b) of the Act: None

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2019, FC Global Realty Incorporated (OTC Pink Sheets: FCRE, the “Company”) and Gadsden Growth Properties, Inc. (“Gadsden”) entered into a Stock Purchase Agreement, pursuant to which the Company agreed to acquire all of the Class A limited partnership interests of Gadsden Growth Properties, L.P. (“OPCO”) and all of the general partnership interests of OPCO in consideration for the issuance to Gadsden of the Company’s Common Stock, as well as shares of the Company’s Series A, Series B, and Series C securities. On April 5, 2019 and May 2, 2019, the Company and Gadsden entered into Amendment No. 1 and Amendment No. 2 to the Stock Purchase Agreement, respectively, to amend certain terms as stated therein (as amended, the “Purchase Agreement”). The closing under the Purchase Agreement took place on April 4, 2019.

On July 1, 2019, the Company and Gadsden entered into Amendment No. 3, which amends the Purchase Agreement to add a new Section 9.13, under which the Company assumes all accrued liabilities of Gadsden and agrees to pay and discharge those liabilities, as well as any future liabilities which Gadsden may accrue through the date that Gadsden is merged with and into the Company or a subsidiary of the Company. Moreover, Gadsden transferred to the Company all of its right, title and interest, legal or equitable, in and to all of Gadsden’s its assets, other than the securities of the Company held by Gadsden.

Before entering into the Purchase Agreement, the Company and Gadsden had intended to consummate a merger pursuant to a Merger Agreement, and had filed a Registration Statement with the United States Securities and Exchange Commission (the “SEC”) to effect that merger. However, the staff of the SEC was furloughed due to the Federal Government shutdown which resulted, among other things, in the review and expected timing for the Registration Statement being significantly delayed. As a result, the Company and Gadsden terminated the Merger Agreement and restructured the transaction in accordance with the Purchase Agreement. However, the two companies still intend to merge Gadsden with and into the Company as soon as practical after a new registration statement is filed with and declared effective by the SEC.

Had the merger taken place as originally intended, all of the liabilities of Gadsden would have already been assumed by the Company or its subsidiary, and once the merger does take place, all of the liabilities of Gadsden will be assumed by the Company or its subsidiary by operation of law. However, when the transaction was restructured pursuant to the Purchase Agreement, the two companies neglected to include a provision in the Purchase Agreement providing for the assumption of Gadsden’s liabilities by the Company, and the two companies have now amended the Purchase Agreement to include a new provision providing for the assumption of those liabilities.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Amendment No. 3 to Stock Purchase Agreement, dated July 1, 2019, among FC Global Realty Incorporated and Gadsden Growth Properties, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2019	FC GLOBAL REALTY INCOPRORATED

/s/ John Hartman
Name: John Hartman
Title: Chief Executive Officer

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